Exhibit 1.01

908 Devices Inc.

Conflict Minerals Report

For the Reporting Period from January 1, 2025 to December 31, 2025

Cautionary Note Regarding Forward-Looking Statements

This Conflict Minerals Report includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding the Company’s objectives for its conflict minerals policy and compliance initiatives, and actions it intends to take relating to conflict minerals. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including the risks outlined under “Risk Factors” and elsewhere in the Company’s filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Additional information will be made available in our annual and quarterly reports and other filings that we make from time to time with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this Conflict Minerals Report to reflect changes since the date of this Conflict Minerals Report, except as may be required by law.

Introduction

This Conflict Minerals Report (this “Report”) for 908 Devices Inc. (“908 Devices,” the “Company,” “we” or “our”) covers the reporting period from January 1, 2025 to December 31, 2025 (the “Reporting Period”) and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at https://ir.908devices.com/financials/sec-filings. Information contained on, or that can be accessed through, our website does not constitute part of this Report and inclusion of our website address in this Report is an inactive textual reference only.

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act relates to Conflict Minerals (as defined below) and requires companies subject to the Act to file a Form SD annually with the United States Securities and Exchange Commission (“SEC”) to disclose whether columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, limited to tungsten, tantalum, tin, and gold (“3TG Minerals” or “Conflict Minerals”) used in their products benefited, directly or indirectly, armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our Conflict Minerals due diligence measures undertaken, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG Minerals contained in components used in our products.

908 Devices Background and Covered Products

We have developed an innovative suite of purpose-built handheld devices for point-of-need chemical analysis. Leveraging mass spectrometry, optical spectroscopy, and analytics and machine learning technologies, we make devices that are significantly smaller and more accessible than conventional laboratory instruments. Our devices are used at the point-of-need to interrogate unknown and invisible materials and provide quick, actionable answers to directly address some of the most critical problems in vital health, safety and defense tech applications, addressing the fentanyl and illicit drug crisis, toxic carcinogen exposure, and global security threats.

We create simplified measurement devices that our customers can use as accurate tools where-and-when their work needs to be done, rather than overly complex and centralized analytical instrumentation. We believe the insights and answers that our devices provide accelerate workflows, reduce costs, and offer transformational opportunities for our end users.

On March 4, 2025, we sold our wholly-owned subsidiary, 908 Devices GmbH, and certain liabilities and specified assets of the Company which together constituted the entirety of the Company’s portfolio of desktop devices used in the field of bioprocessing process analytical technology to Repligen Corporation and Repligen GmbH (collectively, “Repligen”). As such, certain Covered Products (as defined below) were owned by the Company during the Reporting Period, but are no longer owned by the Company as of the date of this Report.

Throughout 2025, our primary in-house manufacturing facilities were located at our former headquarters in Boston, Massachusetts, and at our facility in Danbury, Connecticut. Our Boston facility was and our Danbury facility is ISO 9001:2015 certified.

We have determined that one or more of the 3TG Minerals are necessary to the functionality or production of the following primary devices we manufactured during 2025: the MX908®, XplorIR®, ProtectIR®, ThreatID®, InterceptIR®, VipIR®, ZIPCHIP® (sold to Repligen on March 4, 2025), REBEL® (sold to Repligen on March 4, 2025), MAVERICK® (sold to Repligen on March 4, 2025), MAVEN® (sold to Repligen on March 4, 2025) and TRACE C2® (sold to Repligen on March 4, 2025) devices (collectively, “Covered Products”).

Reasonable Country of Origin Inquiry

In accordance with Rule 13p-1 and Form SD, we determined that one or more of the 3TG Minerals may be necessary to the functionality or production of our devices and that such 3TG Minerals are incorporated into our devices during the manufacturing process. Accordingly, we undertook a reasonable country of origin inquiry (“RCOI”). This good faith RCOI was reasonably designed to determine whether any of the 3TG Minerals incorporated into our devices originated in the Covered Countries.

Our supply chain with respect to the Covered Products is complex, and there are many third parties between us and the original sources of the 3TG Minerals. Furthermore, we do not purchase raw ore or unrefined 3TG Minerals directly or make purchases from the Covered Countries. As a result, we rely on our suppliers to provide information on the origin of the 3TG Minerals contained in our Covered Products.

We retained Source 44 LLC d/b/a Source Intelligence (“Source Intelligence”), a third-party service provider, to assist us in carrying out the RCOI. We provided Source Intelligence with a list of suppliers of components and products that are considered necessary to the functionality or production of our devices and for which any 3TG Minerals may be included (“First Tier Suppliers”). Source Intelligence engaged our First Tier Suppliers to collect information about the presence and sourcing of 3TG Minerals used in the components and products supplied to 908 Devices.

The program utilized the Responsible Minerals Initiative’s Conflict Minerals Reporting Template (“CMRT”). Only CMRTs version 6.4 or higher were accepted. First Tier Suppliers were offered two options to submit the required information, either by uploading the CMRT in Microsoft Excel format or by completing an online survey version of this template directly in the Source Intelligence platform. In certain cases, if a supplier was unable to complete the process in the Source Intelligence platform, 908 Devices or Source Intelligence uploaded the CMRT on the supplier’s behalf. Source Intelligence contacted each First Tier Supplier with contact information provided by 908 Devices, and engaged in multiple follow-up communications with First Tier Suppliers who did not respond to the survey or whose responses were incomplete or required clarification, as appropriate. A total of fifty-three (53) First Tier Suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process conducted by Source Intelligence.

Due Diligence Process

Our due diligence measures were designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). The objectives of our diligence initiative were to determine, to the best of our ability, whether any of the 3TG Minerals are incorporated into our devices; whether any such 3TG Minerals incorporated into our devices were necessary for the functionality and/or production of our devices; the source and chain of custody of the 3TG Minerals necessary for the functionality and/or production of our devices; and whether any such 3TG Minerals originated in the Covered Countries. In the event that 3TG Minerals from the Covered Countries are found in our supply chain, we will take appropriate actions in a timely manner to resolve the situation.

Due diligence measures that we implemented included, but were not limited, to the following:

1.	Establishment of Internal Management Systems

a.	Conflict Minerals Policy. In April 2024, we adopted a written policy relating to the use of Conflict Minerals in our supply chain. A copy of the 908 Devices Conflict Minerals Policy is publicly available at https://ir.908devices.com/governance/governance-documents.

b.	Internal Management to Support Supply Chain Due Diligence. Our legal department collaborated with members of our purchasing and manufacturing operations teams in our due diligence process. As noted above, we also engaged Source Intelligence to assist us in evaluating supply chain information regarding 3TG Minerals and in the development and implementation of due diligence steps to undertake with our First Tier Suppliers.

c.	Controls and Transparency. As described above, we undertook an RCOI with respect to Conflict Minerals in our supply chain by providing the CMRT to each of our First Tier Suppliers to gather information about their use of 3TG Minerals, the smelters and refiners in their supply chain that are included in our devices, and the countries of origin for 3TG Minerals used in our devices. We reviewed all responses for plausibility, consistency, and gaps. If any quality controls flags were identified, we followed up for corrections and clarifications as we determined appropriate.

d.	Supplier Engagement. We continue to engage actively with our First Tier Suppliers to strengthen our relationship with them. We have communicated to our First Tier Suppliers our commitment to source Conflict Minerals in a manner that does not, directly or indirectly, benefit armed groups in the Covered Countries. We will consider alternative arrangements for our supply needs if our First Tier Suppliers are unable to cooperate in our due diligence efforts.

e.	Grievance Mechanism. Our Code of Business Conduct and Ethics includes procedures for reporting violations of our policies, including our Conflict Minerals Policy. We provide mechanisms for anonymous reporting of violations or concerns about the conduct of our business, including the implementation and enforcement of our Conflict Minerals Policy.

2.	Identification and Assessment of Risks in the Supply Chain

As discussed above, we identified our First Tier Suppliers and relied on them to provide the necessary information about the use of 3TG Minerals in the products we purchase and incorporate into our devices, and the source of such 3TG Minerals. Similarly, our First Tier Suppliers rely on information provided by their suppliers to provide information regarding the country of origin of 3TG Minerals included in our devices.

3.	Design and Implementation of a Strategy to Respond to Identified Risks

We have developed a risk management plan, through which the Conflict Minerals program is implemented, managed, and monitored. Working through Source Intelligence, we contact non-responsive suppliers to outline the importance of responding to CMRT requests and compliance with relevant Conflict Minerals guidelines and the Company’s expectations. As part of our risk management plan, where applicable, we will review circumstances in which certain suppliers are unable to provide us with complete or reliable responses to the CMRT and, where necessary, will consider whether to continue such contract or relationship or find a replacement supplier.

4.	Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain. As a result, we do not and cannot conduct any audits directly. Instead, we support the development and implementation of independent third-party audits of smelters such as the Responsible Minerals Assurance Process (“RMAP”) by encouraging our First Tier Suppliers to purchase materials from audited, conflict-free smelters and determining whether the smelters that were used to process these minerals were validated as conflict-free by the RMAP.

5.	Report on Supply Chain Due Diligence

We publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at https://ir.908devices.com/financials/sec-filings.

Smelters and Refiners in Our Supply Chain

As of May 7, 2026, there were fifty-three (53) suppliers in scope of our Conflict Minerals program. Eighty-one percent (81%) of these suppliers provided a completed CMRT. Of these suppliers, eighty-six percent (86%) indicated that one or more of the 3TG Minerals was necessary to the functionality or production of the components or products they supply to 908 Devices. Source Intelligence compared the list of smelters and refiners provided in the responses from our First Tier Suppliers to the smelters and refiners database maintained by Source Intelligence. Of the three hundred fifty-seven (357) verified smelters and refiners reported by our First Tier Suppliers, two hundred twenty-two (222), or sixty-two percent (62%), have been certified as conflict-free by at least one independent third-party audit program, are actively moving through the certification process, or have committed to undergo an audit. Source Intelligence found that there was an indication of Covered Countries sourcing for forty-three (43) out of three hundred fifty-seven (357) verified smelters and refiners.

For those supply chains that included the forty-three (43) smelters or refiners that are known to be sourcing from Covered Countries, additional investigation was needed to determine the source and chain-of-custody of the 3TG Minerals. Source Intelligence relied on the following internationally accepted audit standards to determine which of the smelters and refiners are considered “DRC Conflict Free”: the RMAP, the London Bullion Market Association Good Delivery Program (“LMBA”), and the Responsible Jewellery Council Chain-of-Custody Certification (“RJC”).

If a smelter or refiner in the supply chain of a First Tier Supplier was not certified by these internationally-recognized schemes, Source Intelligence attempted to contact the smelter or refiner to gain more information about its sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place, or other processes the smelter or refiner takes to track the chain-of-custody on the source of its mineral ores. Relevant information reviewed included whether the smelter or refiner has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research was also performed to determine whether there are any outside sources of information regarding the smelter or refiner’s sourcing practices.

Based on the information that was provided by our First Tier Suppliers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the 3TG Minerals contained in our Covered Products included the smelters and refiners listed in Annex A attached hereto.

Of the forty-three (43) smelters and refiners that are believed to source 3TG Minerals from at least one Covered Country based on information in Source Intelligence’s smelters and refiners database, thirty-seven (37) have been certified as conflict-free by at least one of the RMAP, LMBA, or RJC or are actively moving through the certification process.

Submission of smelters or refiners by our First Tier Suppliers does not guarantee that these smelters or refiners are present in our supply chain, as our First Tier Suppliers only provided company-level CMRTs and were not able to provide product-level CMRTs directly linking those smelters or refiners to the Covered Products. As a result, we believe our data may contain a number of “false positives” in relation to the risk that 3TG Minerals were sourced from a smelter or refiner that in turn sourced them from a Covered Country and is not certified as “DRC Conflict Free.” Although we believe our data may contain “false positives” with respect to Covered Country sourcing, because our First Tier Suppliers did not provide product-level CMRTs directly linking individual smelters or refiners to the Covered Products, we do not have sufficient information to conclusively determine the countries of origin of the 3TG Minerals contained in our Covered Products, or whether such 3TG Minerals were obtained exclusively from certified conflict-free sources.

Future Steps

We have communicated our expectations to our First Tier Suppliers regarding our commitment to sourcing minerals for our devices in a manner that does not, directly or indirectly, finance or benefit armed groups in the Covered Countries. Over the next year, we expect to continue to take steps to mitigate the risk that the necessary 3TG Minerals in our devices could benefit armed groups in the Covered Countries. These steps include further engagement with our First Tier Suppliers over the next year to build their knowledge and capacity, so that they are able to provide us with more complete and accurate information on the source and chain of custody of their 3TG Minerals included in components and products purchased by us and incorporated into our devices.

Annex A

2025 Facility and Country List

For the purposes of the “Conflict-Free Certifications” status column in the table below:

•	“RMAP – Active” means the smelter or refiner is actively moving through the RMAP certification process.

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Gold	8853 S.p.A.	ITALY	RJC
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	LBMA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	RMAP
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	RMAP
Gold	African Gold Refinery	UGANDA
Gold	Agosi AG	GERMANY	LBMA, RJC, RMAP
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	RMAP
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	RJC
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	LBMA, RMAP
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	LBMA, RMAP
Gold	Argor-Heraeus S.A.	SWITZERLAND	LBMA, RJC, RMAP
Gold	ASAHI METALFINE, Inc.	JAPAN	LBMA, RMAP
Gold	Asahi Refining Canada Ltd.	CANADA	LBMA, RMAP
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	JAPAN	RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY	LBMA, RMAP
Gold	Aurubis AG, Hamburg	GERMANY
Gold	Bangalore Refinery	INDIA	RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	LBMA, RMAP
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN	LBMA, RMAP
Gold	C. Hafner GmbH + Co. KG	GERMANY	LBMA, RJC, RMAP
Gold	Caridad	MEXICO

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Gold	Cendres + Metaux S.A.	SWITZERLAND	RJC
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY	LBMA, RMAP
Gold	Chugai Mining	JAPAN	RMAP
Gold	Coimpa Industrial LTDA	BRAZIL	RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	LBMA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA	LBMA
Gold	Dowa	JAPAN	RMAP
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	RMAP
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMAP
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Gasabo Gold Refinery Ltd	RWANDA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	RMAP
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Glencore Canada Corporation - CCR Refinery	CANADA	LBMA, RMAP
Gold	Gold by Gold Colombia	COLOMBIA	RMAP
Gold	Gold Coast Refinery	GHANA
Gold	Gold Corporation - The Perth Mint	AUSTRALIA	LBMA, RMAP
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	LBMA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY	LBMA, RJC, RMAP

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Gold	Heraeus Germany GmbH Co. KG	GERMANY	RMAP
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	LBMA, RJC, RMAP
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA	RMAP
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	RMAP
Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA	RMAP
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	LBMA, RMAP
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	RJC
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	LBMA, RMAP
Gold	Istanbul Gold Refinery	TURKEY	LBMA, RMAP
Gold	Italpreziosi	ITALY	RJC, RMAP
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN	LBMA, RMAP
Gold	Jiangxi Copper Co., Ltd.	CHINA	LBMA, RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Advanced Metals Corporation	JAPAN	LBMA, RMAP
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN	LBMA, RMAP
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	LBMA, RMAP
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	POLAND
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	RMAP
Gold	Kojima Chemicals Co., Ltd.	JAPAN	RMAP
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	RMAP
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	LBMA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	LBMA, RMAP
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	RMAP
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA	RMAP
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	LBMA, RMAP
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	RJC, RMAP
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	LBMA, RJC, RMAP
Gold	Metalor Technologies S.A.	SWITZERLAND	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	LBMA, RJC, RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	LBMA, RMAP
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Gold	Mitsubishi Materials Corporation	JAPAN	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	LBMA, RMAP
Gold	MKS PAMP SA	SWITZERLAND	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	LBMA, RMAP
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	LBMA, RMAP
Gold	Naoshima Smelter & Refinery	JAPAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	LBMA, RMAP
Gold	NH Recytech Company	KOREA, REPUBLIC OF	RMAP
Gold	Nihon Material Co., Ltd.	JAPAN	LBMA, RMAP
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA	RJC, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	RMAP
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE	RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	LBMA, RMAP
Gold	PX Precinox S.A.	SWITZERLAND	LBMA, RMAP
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	LBMA, RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS	RMAP
Gold	Royal Canadian Mint	CANADA	LBMA, RMAP
Gold	SAAMP	FRANCE	RJC
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY	RJC
Gold	SAFINA A.S.	CZECHIA	RMAP
Gold	Sai Refinery	INDIA
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	RJC
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	LBMA, RJC, RMAP
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	LBMA, RMAP
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	LBMA, RMAP
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	LBMA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	LBMA, RMAP
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	LBMA, RMAP
Gold	SOLEIL METALS (Chala One Plant)	PERU	RMAP - Active
Gold	SOLEIL METALS (YAKARI Plant)	PERU	RMAP - Active

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	LBMA, RMAP
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	RMAP
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY	LBMA, RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	LBMA, RMAP
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	RMAP - Active
Gold	Tokuriki Honten Co., Ltd.	JAPAN	LBMA, RMAP
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	LBMA, RMAP
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	RMAP
Gold	Valcambi S.A.	SWITZERLAND	LBMA, RJC, RMAP
Gold	WEEEREFINING	FRANCE
Gold	WIELAND Edelmetalle GmbH	GERMANY	RJC, RMAP
Gold	Yamakin Co., Ltd.	JAPAN	RMAP
Gold	Yokohama Metal Co., Ltd.	JAPAN	RMAP
Gold	Yunnan Copper Southwest Copper Branch	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	LBMA, RMAP
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	LBMA, RMAP
Tantalum	5D Production OU	ESTONIA
Tantalum	AMG Brasil	BRAZIL	RMAP
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	RMAP
Tantalum	F&X Electro-Materials Ltd.	CHINA	RMAP
Tantalum	FIR Metals & Resource Ltd.	CHINA	RMAP
Tantalum	Global Advanced Metals Aizu	JAPAN	RMAP
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	RMAP

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	RMAP - Active
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	RMAP
Tantalum	KEMET de Mexico	MEXICO	RMAP
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	RMAP
Tantalum	Mineracao Taboca S.A.	BRAZIL	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	RMAP
Tantalum	NPM Silmet OU	ESTONIA	RMAP
Tantalum	PowerX Ltd.	RWANDA	RMAP
Tantalum	QuantumClean	UNITED STATES OF AMERICA	RMAP
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	RMAP
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	RMAP
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN	RMAP
Tantalum	TANIOBIS Co., Ltd.	THAILAND	RMAP
Tantalum	TANIOBIS GmbH	GERMANY	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	RMAP
Tantalum	Telex Metals	UNITED STATES OF AMERICA	RMAP
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CHINA	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	RMAP
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Aurubis Beerse	BELGIUM	RMAP
Tin	Aurubis Berango	SPAIN	RMAP
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	RMAP
Tin	China Tin Group Co., Ltd.	CHINA	RMAP
Tin	Conecsus LLC	UNITED STATES OF AMERICA	RMAP - Active

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	RMAP - Active
Tin	CRM Synergies EMEA, S.L.U.	SPAIN	RMAP
Tin	CV Ayi Jaya	INDONESIA	RMAP
Tin	Dongguan Best Alloys Co., Ltd.	CHINA	RMAP
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	RMAP
Tin	Estanho de Rondonia S.A.	BRAZIL	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	RMAP
Tin	Fenix Metals	POLAND	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	RMAP
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	RMAP - Active
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	Luna Smelter, Ltd.	RWANDA	RMAP
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	RMAP
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	RMAP
Tin	Melt Metais e Ligas S.A.	BRAZIL	RMAP - Active
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	RMAP
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	RMAP
Tin	Minsur	PERU	RMAP
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	RMAP

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	RMAP
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	RMAP
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA	RMAP
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Arsed Indonesia	INDONESIA	RMAP
Tin	PT Artha Cipta Langgeng	INDONESIA	RMAP - Active
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	RMAP
Tin	PT Bangka Prima Tin	INDONESIA	RMAP
Tin	PT Cipta Persada Mulia	INDONESIA	RMAP
Tin	PT Masbro Alam Stania	INDONESIA	RMAP - Active
Tin	PT Mitra Stania Prima	INDONESIA	RMAP
Tin	PT Mitra Sukses Globalindo	INDONESIA	RMAP
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA	RMAP
Tin	PT Prima Timah Utama	INDONESIA	RMAP
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	RMAP
Tin	PT Rajehan Ariq	INDONESIA	RMAP
Tin	PT Timah Tbk Kundur	INDONESIA	RMAP
Tin	PT Timah Tbk Mentok	INDONESIA	RMAP
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	RMAP
Tin	Super Ligas	BRAZIL	RMAP
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	RMAP
Tin	Thaisarco	THAILAND	RMAP
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	RMAP
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	RMAP
Tin	Woodcross Smelting Company Limited	UGANDA	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	RMAP

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Tungsten	A.L.M.T. Corp.	JAPAN	RMAP
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	RMAP
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL	RMAP
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	RMAP - Active
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	RMAP
Tungsten	Geo Enterprise	GEORGIA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	RMAP
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN	RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMAP
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM	RMAP
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	RMAP

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	RMAP
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE'S DEMOCRATIC REPUBLIC	RMAP - Active
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMAP
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMAP
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	Masan High-Tech Materials	VIET NAM	RMAP
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	RMAP
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	RMAP
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	RMAP - Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	RMAP
Tungsten	S.P.T. spol.s r.o.	CZECHIA	RMAP
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	RMAP
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF	RMAP
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	RMAP
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA